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                                                                   EXHIBIT 12(b)


               UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (UNAUDITED)


                                                                                  Six Months Ended June 30,
                                                                                  -------------------------
Millions of Dollars Except Ratios                                                    2000          1999
---------------------------------                                                    ----          ----

Earnings

     Net income ...........................................................       $   429       $   323
     Undistributed equity earnings ........................................            60           (19)
                                                                                  -------       -------
     Total ................................................................           489           304
                                                                                  -------       -------
Income Taxes ..............................................................           247           159
                                                                                  -------       -------
Fixed Charges:
     Interest expense including amortization of debt discount .............           362           370
     Portion of rentals representing an interest factor ...................            86            92
                                                                                  -------       -------
     Total fixed charges ..................................................           448           462
                                                                                  -------       -------
Earnings Available for Fixed Charges ......................................       $ 1,184       $   925
                                                                                  -------       -------
Ratio of earnings to fixed charges (Note 8) ...............................           2.6           2.0
                                                                                  -------       -------